                                                                   EXHIBIT 3.108

                                   SHORT FORM
                              OPERATING AGREEMENT
                                       OF
                           VALLE VISTA HOSPITAL, LLC

                                     MEMBERS

================================================================================================================
                                                                                     Cash Contributed or Agreed
                                       Aggregate            Percentage Interest      Value of Other Property or
   Name, Address, TIN             Percentage Interest          of Each Class            Services Contributed
================================================================================================================
                                 Financial   Governance      Financial  Governance
----------------------------------------------------------------------------------------------------------------
BHC Valle Vista Hospital, Inc.      100%         100%           100%        100%                 $1,000
102 Woodmont Blvd.
Suite 800
Nashville, TN 37205

EIN:_________

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

================================================================================================================

                            VALLE VISTA HOSPITAL, LLC
                              OPERATING AGREEMENT

                       PARTIES TO CONTRIBUTION AGREEMENTS

====================================================================================================================
                              Class of Membership       Amount of Cash or Value of             Time at Which
                            Interest and Percentage    Property or Services Required    Contribution is Required to
Name, Address, TIN          Interest to be Acquired          to be Contributed                     be Made
--------------------------------------------------------------------------------------------------------------------
       None
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

====================================================================================================================

                            VALLE VISTA HOSPITAL, LLC
                              OPERATING AGREEMENT

                  PARTIES TO CONTRIBUTION ALLOWANCE AGREEMENTS

======================================================================================================================
                            Class of Membership              Amount of Cash or Value of              Time at Which
                          Interest and Percentage         Property or Services that must be      Contribution is to be
Name, Address, TIN     Interest Able to be Acquired        Contributed to Acquire Interest                Made
----------------------------------------------------------------------------------------------------------------------
       None
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

======================================================================================================================

                            VALLE VISTA HOSPITAL, LLC
                              OPERATING AGREEMENT

                          ASSIGNEES OF FINANCIAL RIGHTS

============================================================================
                            Name of
Name, Address, TIN         Assignor      Amount of Financial Rights Assigned
----------------------------------------------------------------------------
       None
----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

============================================================================

                            VALLE VISTA HOSPITAL, LLC
                               OPERATING AGREEMENT

                         MANAGERS AND TAX MATTERS MEMBER

                            President:     Edward A. Stack

Vice President, Secretary & Treasurer:     Michael E. Davis

                       Vice President:     Neal G. Cury, Jr.

                       Vice President:     Sheila Mischler

                   Tax Matters Member:     BHC Valle Vista Hospital, Inc.

           Principal Executive Office:     102 Woodmont Blvd.
                                           Suite 800
                                           Nashville, TN 37205

                              Manager:

Except as provided herein, the LLC shall be controlled by the default rules of the Delaware Limited Liability Company Act and the provisions of the Articles. The Membership Interest (Financial Rights and Governance Rights) are as set forth herein. Membership Interests and Financial Rights may only be assigned upon the Majority Vote of the Members. New Members may only be admitted on a Majority Vote of the Members. For these purposes, "Majority Vote" shall mean a majority of the Governance Rights entitled to vote on the matter, whether or not present at a meeting.

                             FIRST AMENDMENT TO THE
                             OPERATING AGREEMENT OF
                                VALLE VISTA, LLC

                  Pursuant to the provisions of the Delaware Limited Liability Company Act (the "Act"), the following amendment to the operating agreement of Valle Vista, LLC, a Delaware limited liability company (the "Company"), dated July 1, 1998, is hereby amended as follows:

                  1. The Managers and Tax Matters Members listed on page 5 of 5 of the Operating Agreement shall be deleted in their entirety and replaced with the following:

                                    MANAGERS

                            President:    Vernon S. Westrich

    Senior Vice President & Treasurer:    William P. Barnes

    Senior Vice President & Secretary:    Stephen C. Petrovich

     Risk Management & Vice President:    Margaret Jo Cooper

                       Vice President:    James N. Schnuck

                       Vice President:    Scott Kardenetz

                       Vice President:    Debra Moore

                       Vice President:    Anne Knapp

                  2. This amendment was duly adopted by the sole member on March 21, 2001.